                                                                     Exhibit 4.4


                          SECURITIES PLEDGE AGREEMENT


          SECURITIES PLEDGE AGREEMENT (this "Agreement"), dated as of August 21, 1998, made by COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC., an Ohio corporation having its registered office at 126 East 56th Street, New York, NY 10022, c/o Insight Communications Company, L.P. ("Pledgor"), in favor of BANK OF MONTREAL TRUST COMPANY (together with any successors or assigns, the "Trustee"), in its capacity as trustee under the Indenture (as hereinafter defined).

                               R E C I T A L S :
                               - - - - - - - -

          A. Pursuant to a certain indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Indenture), among Pledgor, Phoenix Associates ("Phoenix" and together with Pledgor the "Issuers"), the Guarantor named therein and Bank of Montreal Trust Company, as trustee, the Issuers have agreed to issue $140,000,000 aggregate principal amount of 10% Senior Notes due 2006 (the "Series A Securities"). It is contemplated that the Issuers will, after the date hereof, issue Series B Securities in exchange for such Series A Securities (the "Series B Securities;" and, together with the Series A Securities, the "Securities").

          B. Pledgor is the legal and beneficial owner of the Pledged Collateral (as hereinafter defined).


          C.   In order to secure the performance of the Secured Obligations
(as hereinafter defined), the parties hereto are entering into this Agreement regarding the terms and conditions of Pledgor's pledge of the Pledged Collateral to the Trustee, for the benefit of itself and the holders of the Securities (the Trustee and such holders, each a "Secured Party" and collectively, the "Secured Parties").
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                                      -2-


                              A G R E E M E N T :
                              - - - - - - - - -

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and the Trustee hereby agree as follows:

          Section 1.  Pledge.  In order to secure the payment and performance
                      ------
when due of all the Secured Obligations, Pledgor hereby pledges, assigns, transfers and grants to the Trustee for its benefit and the benefit of the Secured Parties, a first priority lien on, continuing security interest in and pledge of all of Pledgor's present and future right, title and interest in, to and under the following property (collectively, the "Pledged Collateral"):

          (a) the Series A Preferred Interests of Insight Communications of Central Ohio, LLC ("Insight Ohio") described in Schedule I hereto, together
                                                     ----------
     with all rights, privileges, authority and powers of Pledgor in Insight Ohio specifically relating to the Series A Preferred Interests pursuant to the operating agreement , as amended, of Insight Ohio (the "Operating Agreement")(collectively, the "Initial Pledged Shares"), and the certificates, instruments and agreements, if any, representing the Initial Pledged Shares;

          (b) all additional rights or interests in respect of the Series A Preferred Interests including, without limitation, any right relating to the Series A Preferred Interests in Insight Ohio or under the Operating Agreement (collectively, the "Additional Interests"; together with the Initial Pledged Shares, the "Pledged Shares") from time to time acquired by Pledgor in any manner and the certificates, instruments and agreements, if any, representing the Additional Interests;

          (c) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (collectively, "Distributions"); and

          (d) all "proceeds" (as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction (the "UCC") or under other relevant law) of any of the foregoing, and in any event, including, without limitation, any and all (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty or guarantee payable to the Trustee or to Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any governmental authority (or any person acting under color of a governmental authority),
     (iii) instruments representing obligations to pay amounts in respect of the Pledged Collateral, (iv) products of the Pledged Collateral, and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

          Section 2. Secured Obligations.  This Agreement secures, and the
                     -------------------
Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)) of (i) all obligations of the Issuers now existing or hereafter arising under or in respect of the Indenture (including, without limitation, the Issuers' obligation to pay principal or premium, if any, and interest on the Securities when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with the Indenture and the Securities, and (ii) without duplication of the amounts described in clause (i), all obligations, indebtedness and liabilities of Pledgor now existing or hereafter arising under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, in each case whether in the regular course of business or otherwise (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

          Section 3.  No Release.  Nothing set forth in this Agreement shall
                      ----------
relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Trustee or any Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or shall impose any liability on the Trustee or any Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of Pledgor contained in this Section 3 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement.

          Section 4.  Delivery of Pledged Collateral.
                      ------------------------------

          (a) Pledgor shall, to the extent permitted by applicable law, record its pledge of the Pledged Shares on the membership interest register or the books of Insight Ohio, cause Insight Ohio to execute and deliver to the Trustee an acknowledgment of the pledge of the Pledged Shares substantially in the form of Exhibit 2 hereto, execute any customary pledge forms or other documents
   ---------
necessary or appropriate to complete the pledge and give Trustee the right to transfer such Pledged Shares under the terms hereof and provide to the Trustee an opinion of counsel, in form and substance satisfactory to the Trustee, confirming such pledge.

          (b) If the Pledged Shares become certificated, any such certificates, agreements or instruments representing or evidencing the Pledged Collateral, to the extent not previously delivered to the Trustee, shall immediately upon receipt thereof by Pledgor be delivered to and held by or on behalf of the Trustee pursuant hereto; provided, however, that to
                                                     --------  -------
the extent the certificates representing the Pledged Shares that have been delivered to the Trustee are in bearer form, the Trustee shall, on request of the Pledgor, release and exchange such certificates for certificates in registered form, issued in the name of the Pledgor and an appropriate amendment to this Agreement shall be executed by the Pledgor. All such certificated Pledged Collateral, if any, shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Trustee. The Trustee shall have the right, at any time upon the occurrence of an Event of Default which is continuing and without notice to Pledgor (except as required by law), to endorse, assign or otherwise transfer to or to register in the name of the Trustee or any of its nominees any or all of the Pledged Collateral. In addition, the Trustee shall have the right at any time to exchange any certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

          Section 5.  Supplements, Further Assurances.
                      -------------------------------

          (a) Pledgor agrees that at any time and from time to time, at the sole cost and expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, including, without limitation, supplemental or additional UCC1 financing statements, and take all further action that may be necessary or that the Trustee may reasonably request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          (b) Pledgor shall, upon obtaining any additional Pledged Shares of Insight Ohio, promptly (and in any event within five Business Days) deliver to the Trustee a pledge amendment, duly executed by Pledgor, in substantially the form of Exhibit 1 hereto (each, a "Pledge Amendment"), in respect
        ---------
of the additional Pledged Shares which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional shares. Pledgor hereby authorizes the Trustee to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Trustee shall for all purposes hereunder be considered Pledged Collateral.

          Section 6.  Representations, Warranties and Covenants.  Pledgor
                      -----------------------------------------
represents, warrants and covenants as follows:

          (a) Perfection Actions; Prior Liens.  Upon the completion of the
              -------------------------------
     deliveries, filings and other actions contemplated hereby, the security interest granted to Trustee for the benefit of the Secured Parties pursuant to this Agreement in and to the Pledged Collateral will constitute a perfected security interest therein, superior and prior to the rights of all other Persons therein other than with respect to the Liens identified on Annex A relating to the items of Pledged Collateral identified on such
        -------
     annex (the "Prior Liens").

          (b) No Liens.  Pledgor is as of the date hereof, and, as to Pledged
              --------
     Collateral acquired by it from time to time after the date hereof, Pledgor will be, the sole direct and beneficial owner of all Pledged Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than Prior Liens, and Pledgor shall defend the Pledged Collateral pledged by it hereunder against all claims and demands of all Persons at any time claiming any interest therein adverse to Trustee or any Secured Party. There is no agreement, and Pledgor shall not enter into any agreement or take any other action, that would result in the imposition of any other Lien, restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with Pledgors' obligations or the rights of Trustee hereunder, other than Prior Liens.

          (c) Other Financing Statements.  There is no financing statement (or
              --------------------------
     similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements relating to (i) Prior Liens and (ii) this Agreement.

          (d) No Conflicts, Consents, etc.  Neither the execution and delivery
              ---------------------------
     of this Agreement by Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any charter or bylaws or other organizational document of Pledgor or any issuer of Pledged Securities, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Pledgor is a party, or by which it may be bound or to which any of its properties or assets may be subject, which violation or conflict would have a material adverse effect on Insight Ohio, or a material adverse effect on the value of the Pledged Collateral or an adverse effect on the security interests hereunder, (iii) conflicts with any law, order, rule or regulation applicable to Pledgor of any governmental authority having jurisdiction over Pledgor or its property, or
     (iv) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the property now owned or hereafter acquired by Pledgor. No consent of any party (including, without limitation, equity holders or creditors of Pledgor or any account debtor under a Receivable) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for (x) the pledge by Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, (y) the exercise by Trustee of the rights provided for in this Agreement or (z) the exercise by Trustee of the remedies in respect of the Pledged Collateral pursuant to this Agreement. In the event that Trustee desires to exercise any remedies or powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any governmental authority or any other Person therefor, then, upon the reasonable request of Trustee, Pledgor agrees to use its reasonable best efforts to assist and aid Trustee to obtain as soon as practicable any necessary approvals for the exercise of any such remedies, rights and powers.

          (e) Due Authorization and Issuance.  All of the Pledged Shares have
              ------------------------------
     been, and to the extent hereafter issued will be upon such issuance, duly authorized and validly issued and fully paid and nonassessable.

          (f) Chief Executive Office.  Pledgor's chief executive office is
              ----------------------
     managed at 126 East 56th Street, New York, NY 10022, c/o Insight Communications Company, L.P. Pledgor shall not move its chief executive office except to such new location as Pledgor may establish in accordance with the last sentence of this Section 6(f). Pledgor shall not establish a new location for its chief executive office nor shall it change its name until (i) it shall have given the Trustee not less than 45 days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as the Trustee or any Secured Party may reasonably request, and
     (ii) with respect to such new location or name, Pledgor shall have taken all action satisfactory to the Trustee and the Secured Parties to maintain the perfection and priority of the security interest of the Trustee for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby.

          (g) Delivery of Pledged Collateral; Filings. Pledgor has delivered to
              ---------------------------------------
     the Trustee any certificates representing the Pledged Collateral and, if requested by the Trustee, has delivered to the Trustee appropriate UCC1 financing statements to be filed with the Secretary of State of the States of New York and in such other jurisdiction as is necessary or advisable to create a valid and perfected first priority security interest in the Pledged Collateral, in each case, evidencing the Lien created by this Agreement, and such delivery, filing and pledge of the Pledged Collateral pursuant to this

     Agreement will create a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations pursuant to: (i) the UCC in effect in each applicable jurisdiction, including, without limitation, the State of New York and (ii) the laws of any such other applicable jurisdiction.

          (h) Pledged Collateral.  All information set forth herein, including
              ------------------
     the Schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral is accurate and complete in all material respects.

          (i) No Violations, etc.  The pledge of the Pledged Collateral pursuant
              ------------------
     to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board.

          (j) Operative Agreements. Pledgor has delivered to Trustee true,
              --------------------
     correct and complete copies of the Operating Agreement. The Operating Agreement is in full force and effect, and there is no existing default by any party thereunder or any event which, with the giving of notice of passage of time or both, would constitute a default by any party thereunder. Pledgor shall deliver to Trustee a copy of any notice of default given or received by it under the Operating Agreement within ten
     (10) days after Pledgor gives or receives such notice. Pledgor will not terminate or agree to terminate the Operating Agreement or make any amendment or modification to the Operating Agreement which would have an adverse effect on the value of the Pledged Shares or the security intended to be provided by this Agreement.

          (k) No Options, Warrants, etc.  Except as provided in the Operating
              -------------------------
     Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Pledgor is a party or by which it is bound obligating Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Shares or obligating Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as provided in the Operating Agreement, there are no voting trusts or other agreements or understandings to which Pledgor is a party with respect to the voting of the capital stock of any issuer of the Pledged Shares.

          Section 7.  Voting Rights; Distributions; etc.
                      ---------------------------------

     (a) (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement or the Indenture; provided, however, that Pledgor shall not in
                                 --------  -------
     any event knowingly exercise such rights in any manner which would impair the Lien on or have a material adverse effect on the value of the Pledged Collateral or the security intended to be provided by this Agreement.

          (ii) So long as no Event of Default shall have occurred which is continuing, Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions
                --------  -------
     consisting of rights or interests in the form of securities shall be, and shall be forthwith delivered to the Trustee to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (iii) The Trustee shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of Pledgor and at Pledgor's sole cost and expense, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to
     Section 7(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

          (b) Upon the occurrence and during the continuance of an Event of Default all rights of Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof shall cease and all such rights shall thereupon become vested in the Trustee, which shall during the continuance of such Event of Default have the sole right to receive and hold as Pledged Collateral such Distributions.

          (c) Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Trustee appropriate instruments as the Trustee may reasonably request in order to permit the Trustee to receive all Distributions which it may be entitled to receive under Section 7(b) hereof.

          (d) All Distributions which are received by Pledgor contrary to the provisions of Section 7(b) hereof shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of Pledgor and shall immediately be paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

          Section 8.  Transfers and Other Liens; Additional Shares; Principal
                      -------------------------------------------------------
Office.
------

          (a) Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral except as permitted by the Indenture or the Prior Liens, (ii) create or permit to exist any Lien upon or with respect to any Pledged Collateral other than the Lien and security interest granted to the Trustee pursuant to this Agreement and Prior Liens or (iii) permit the issuer of the Pledged Shares to merge, consolidate or change its legal form, unless (a) such transaction is permitted by the Indenture and (b) all of the outstanding equity interests of the surviving or resulting entity issued in respect of the Pledged Collateral is, upon such merger or consolidation, pledged hereunder.

          (b) Pledgor shall (i) cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock or other equity securities of the issuer of the Pledged Shares which are required to be pledged hereunder.

          Section 9.  Reasonable Care.  The Trustee shall be deemed to have
                      ---------------
exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Trustee nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Trustee or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

          Section 10.  Remedies Upon Default; Decisions Relating to Exercise of
                       --------------------------------------------------------
Remedies.
--------

          (a) If an Event of Default shall have occurred which is continuing, the Trustee shall have the right, in addition to other rights and remedies provided for herein or otherwise available to it to be exercised from time to time, (i) to retain and apply the Distributions to the Secured Obligations as provided in Section 11 hereof, (ii) to enforce the mandatory redemption provisions of the Series A Preferred Interests pursuant to the Operating Agreement and (iii) to exercise all the rights and remedies of a secured party on default under the UCC in effect in the State of New York at that time or under the laws of any other applicable jurisdiction, and the Trustee may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof (including, without limitation, any partial interest in the Pledged Shares) in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as may be commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Trustee or any other Secured Party or any of their respective Affiliates may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days notice to Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place shall constitute reasonable notification of such matters. No notification need be given to Pledgor if it has signed, after the occurrence and during the continuance of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. The Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Subject to the Trustee acting at all times in good faith and in a commercially reasonable manner, Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Trustee arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged

Collateral to more than one offeree. Subject to the Trustee at all times acting in good faith and in a commercially reasonable manner, the Trustee shall not be liable for any incorrect or improper payment made pursuant to this Section 10 in the absence of gross negligence or willful misconduct.

          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to Persons who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that, subject to the Trustee at all times acting in good faith and in a commercially reasonable manner, any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

          (c) Notwithstanding the foregoing, Pledgor shall, upon the occurrence of an Event of Default, at the request of the Trustee, for the benefit of the Trustee, cause any registration, qualification under or compliance with any federal or state securities law or laws to be effected with respect to all or any part of the Pledged Collateral as soon as practicable and at Pledgor's sole cost and expense. Pledgor will use its reasonable efforts to cause such registration to be effected (and be kept effective) and will use its reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Collateral, including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements. Pledgor shall cause the Trustee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Trustee such number of prospectuses, offering circulars or other documents incident thereto as the Trustee from time to time may request, and shall indemnify and shall cause the issuer of the Pledged Collateral to indemnify the Trustee and all others participating in the distribution of such Pledged Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which made not misleading.

          (d) If the Trustee determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall from time to time furnish to the Trustee all such information as the Trustee may request in order to determine the number of securities included in the Pledged Collateral which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of the SEC thereunder, as the same are from time to time in effect.

          (e) Pledgor recognizes that, by reason of certain prohibitions contained in laws, rules, regulations or orders of any foreign governmental authority, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign governmental authority. Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that, subject to the Trustee at all times acting in good faith, any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Trustee shall have no obligation to engage in public sales.

          (f) In addition to any of the other rights and remedies hereunder, the Trustee shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder or under the mandatory redemption provisions of the Series A Preferred Interests pursuant to the Operating Agreement.

          (g) Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Pledged Collateral as provided herein or any other action taken or proposed to be taken by the Trustee hereunder which would affect the operational, voting or other control of the Pledgor or any of its subsidiaries shall be made in accordance with all applicable laws, rules and regulations, including the terms of any governmental franchise under which the Pledgor or such subsidiary operates.

          Section 11.  Application of Proceeds.  All Distributions held from
                       -----------------------
time to time by the Trustee and all proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Trustee of its remedies as a secured creditor as provided in Section 10 hereof shall be applied, together with any other sums then held by the Trustee pursuant to this Agreement, promptly by the Trustee as set forth in the Indenture.

          Section 12.  Expenses.  Pledgor will upon demand pay to the Trustee
                       --------
the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents, which the Trustee may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement,
(iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of the Trustee or any Secured Party hereunder or (v) the failure by Pledgor to perform or observe any of the provisions hereof. All amounts payable by Pledgor under this Section 12 shall be due upon demand and shall be part of the Secured Obligations. Pledgor's obligations under this Section 12 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder.

          Section 13.  No Waiver; Cumulative Remedies.
                       ------------------------------

          (a) No failure on the part of the Trustee to exercise, no course of dealing with respect to, and no delay on the part of the Trustee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

          (b) In the event the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case, to the extent permitted by law, Pledgor, the Trustee and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Trustee and the Secured Parties shall continue as if no such proceeding had been instituted.

          Section 14.  The Trustee.  The Trustee has been appointed as the
                       -----------
trustee pursuant to the Indenture. The actions of the Trustee hereunder are subject to the provisions of the Indenture. The Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Indenture. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the

Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Trustee.

          Section 15.  The Trustee May Perform; the Trustee Appointed
                       ----------------------------------------------
AttorneyinFact.  The Pledgor shall from time to time, and at all times after an
--------------
Event of Default shall have occurred, execute all such further instruments and documents and do all such things as the Trustee reasonably may deem desirable for the purpose of obtaining the full benefit of this Agreement and of the rights, title, interest, powers, authorities and discretions conferred on the Trustee by this Agreement. The Pledgor hereby irrevocably appoints the Trustee its attorneyinfact for it and in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or take any action which it may deem necessary or advisable for any of the purposes of this Agreement; provided that the Trustee
                                                     --------
shall not exercise such power until an Event of Default shall have occurred and is continuing. The Trustee shall have full power to delegate this power of attorney but no such delegation shall preclude the subsequent exercise of such power by the Trustee itself or preclude the Trustee from subsequent delegation to some other person and any delegation may be revoked by the Trustee at any time. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. Any and all amounts expended by the Trustee pursuant to this Section 15 shall be paid by Pledgor promptly upon demand therefor, with interest at the rate then in effect under the Indenture during the period from and including the date on which funds were so expended to the date of repayment. Pledgor's obligations under this Section 15 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement and the Indenture.

          Section 16.  Indemnity.
                       ---------

          (a) Indemnity.  Pledgor agrees to indemnify, pay and hold harmless the
              ---------
Trustee and each of the Secured Parties and the officers, directors, employees, agents and Affiliates of the Trustee and each of the Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement (including, without limitation, any misrepresentation by Pledgor in this Agreement) (the "indemnified liabilities"); provided that Pledgor shall not have
                                            --------
any obligation to an Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such indemnified liability arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

          (b) Survival.  The obligations of Pledgor contained in this Section 16
              --------
shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement.

          (c) Reimbursement.  Any amounts paid by any Indemnitee as to which
              -------------
such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

          Section 17.  Modification in Writing.  No amendment, modification,
                       -----------------------
supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Indenture and unless in writing and signed by the Trustee. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or the Indenture, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

          Section 18.  Termination; Release.  When all the Secured Obligations
                       --------------------
have been paid in full, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Indenture, the Trustee shall, upon the request and at the sole cost and expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Trustee, such of the Pledged Collateral to be released (in the case of a release) as may be in the possession of the Trustee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper instruments (including UCC termination statements on Form UCC3) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

          Section 19.  Notices.  Unless otherwise provided herein or in the
                       -------
Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Indenture, as to either party, addressed to it at the address set forth in the Indenture or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 19; provided
                                                                        --------
that notices to the Trustee shall not be effective until received by the Trustee.

          Section 20.  Continuing Security Interest; Assignment.  This Agreement
                       ----------------------------------------
shall create a continuing security interest in the Pledged Collateral and shall
(i) be binding upon Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

          Section 21.  GOVERNING LAW; TERMS.  THIS AGREEMENT SHALL BE GOVERNED
                       --------------------
BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          Section 22.  Agent for Service; Submission to Jurisdiction; Waiver of
                       --------------------------------------------------------
Immunities.  By the execution and delivery of this Agreement, the Pledgor
----------
submits to the non-exclusive jurisdiction of any federal or state court in The City of New York, Borough of Manhattan, State of New York in any suit or proceeding arising out of or relating to this Agreement or the Pledged Collateral or that may be instituted or brought under federal or state securities laws.

          To the extent that the Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement. In addition, the Pledgor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the abovementioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts.

          The Pledgor and the Trustee agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 22 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against any Pledgor or its property in the courts of any other jurisdictions.

          Section 23.  Severability of Provisions.  Any provision of this
                       --------------------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 24.  Execution in Counterparts.  This Agreement and any
                       -------------------------
amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same Agreement.

          Section 25.  Headings.  The Section headings used in this Agreement
                       --------
are for convenience of reference only and shall not affect the construction of this Agreement.

          Section 26.  Obligations Absolute.  All obligations of Pledgor
                       --------------------
hereunder shall be absolute and unconditional irrespective of:

             (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor;

             (ii) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

             (iii) any change in the time, manner or place of pay ment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other agreement or instrument relating thereto;

             (iv) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

             (v) any exercise or nonexercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture or any other documents relating to the Indenture except as specifically set forth in a waiver granted pursuant to the provisions of
     Section 17 hereof; or

             (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor.

          IN WITNESS WHEREOF, Pledgor and the Trustee have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.


                              COAXIAL COMMUNICATIONS OF CENTRAL
                                OHIO, INC., as Pledgor


                              By:       Kim Kelly
                                 --------------------------------
                                 Name:  Kim Kelly
                                 Title: Executive Vice President


                              BANK OF MONTREAL TRUST COMPANY
                                as the Trustee


                              By:       Amy Roberts
                                 --------------------------------
                                 Name:  Amy Roberts
                                 Title: Vice President

                          Securities Pledge Agreement
                          ---------------------------

                                   SCHEDULE I
                                   ----------

                                 Pledged Shares
                                 --------------

                                     CLASS                   LIQUIDATION
                                  OF INTERESTS               PREFERENCE
ISSUER                         ------------------            ------------
Insight Communications         Series A Preferred            $140,000,000
of Central Ohio, LLC           Interests

                                    ANNEX A
                                    -------


        The Operating Agreement contains transfer restrictions relating to the Pledged Shares and provisions providing for the termination of voting rights of the Pledged Shares upon transfer and in certain other circumstances.

                                Pledged Shares
                                --------------

                                Pledged Shares
                                --------------



                        CLASS                   LIQUIDATION
ISSUER                  OF INTERESTS            PREFERENCE
------                  ------------            -----------

                                   EXHIBIT 2

                         Form of Issuer Acknowledgment


        The undersigned hereby (i) acknowledges receipt of a copy of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"; capitalized terms used herein but not defined herein have the meanings given such terms in the Agreement), dated as of August 21, 1998, among Coaxial Communications of Central Ohio, Inc. and Bank of Montreal Trust Company, as trustee under the Indenture (as defined in the Agreement), (ii) agrees promptly to note on its books the security interests granted and confirmed under the Agreement, (iii) agrees that it will comply with instructions of Trustee with respect to the Pledged Collateral without further consent by Pledgor, (iv) agrees to notify Trustee upon obtaining knowledge of any interest in favor of any Person in the Pledged Collateral that is adverse to the interest of Trustee therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Agreement in connection with the registration of any Pledged Collateral thereunder in the name of Trustee or its nominee or the exercise of voting rights by Trustee or its nominee.

                                        COAXIAL COMMUNICATIONS OF
                                          CENTRAL OHIO, LLC



                                        By: ___________________________
                                            Name:
                                            Title:

                                   EXHIBIT 1
                                   ---------


                                PLEDGE AMENDMENT


          This Pledge Amendment, dated ______________, is delivered pursuant to
Section 5 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Securities Pledge Agreement, dated as of August 21, 1998, between the undersigned and Bank of Montreal Trust Company, as the Trustee (the "Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement) and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.



                                    COAXIAL COMMUNICATIONS OF CENTRAL
                                     OHIO, INC.,

                                     as Pledgor



                                    By:
                                    ---------------------------------
                                       Name:
                                       Title: